Exhibit 23.3

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile: +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk Website:

www.drewry.co.uk

Box Ships Inc.

15, Karamanli Avenue

Voula, 16673

Athens, Greece

14 April 2011

Dear Sir/Madam:

Reference is made to the registration statement of Box Ships Inc. (the “Company”) on Form F-1 filed pursuant to Rule 462(b) (the “Registration Statement”) and the prospectus incorporated by reference into therein from the Company’s registration statement on Form F-1 (File no. 333- 173280) filed on April 4, 2011 (the “Prospectus”) relating to the proposed registration of an additional 1,150,000 shares of common stock, under the Securities Act of 1933, as amended in connection with the Company’s initial public offering of its common stock, par value $0.01 per share, including related preferred stock purchase rights. We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in section of the Prospectus entitled “The International Containership Industry.” We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) We have accurately described the international containership industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international containership industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to our firm in the section of the Prospectus incorporated be referenced therein entitled “Experts.”

Yours sincerely,

Nigel Gardiner

Managing Director

Drewry Shipping Consultants Ltd.

Drewry Shipping Consultants Limited – registered in London, England No. 3289135